STOCKHOLDER VOTING AGREEMENT


         STOCKHOLDER VOTING AGREEMENT, dated as of May 27, 1998 (this "Agreement"), between David A. Jones ("Stockholder") and United HealthCare Corporation, a Minnesota corporation ("Purchaser").

         WHEREAS, Humana Inc., a Delaware corporation (the "Company"), Purchaser and UH-1 Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Merger Sub"), are contemporaneously herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger");

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Purchaser and Merger Sub have requested that Stockholder make certain agreements with respect to 5,963,778 shares of Common Stock, par value $.162/3 per share ("Shares"), of the Company beneficially owned by Stockholder (the "Stockholder Shares"), upon the terms and subject to the conditions hereof; and

         WHEREAS, in order to induce Purchaser and Merger Sub to enter into the Merger Agreement, Stockholder is willing to make certain agreements with respect to the Stockholder Shares;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. Voting Agreements; Proxy.

         (a) For so long as this Agreement is in effect, in any meeting of stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, Stockholder shall vote, or, if applicable, give consents with respect to, all of the Stockholder Shares (and any other Shares over which Stockholder has voting power) that are held on the record date applicable thereto in favor of the Merger Agreement and the Merger contemplated by the Merger Agreement, as such agreement may be modified or amended from time to time. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.







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         (b) Upon the written request of Purchaser, Stockholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance of Stockholder of his duties under this Agreement, shall promptly execute, in accordance with the provisions of Section 212 of the Delaware General Corporation Law, and deliver to Purchaser an irrevocable proxy, substantially in the form attached as Exhibit A hereto, and irrevocably appoint Purchaser or its designees, with full power of substitution, its attorney and proxy to vote or, if applicable, to give consent with respect to, all Stockholder Shares with regard to any of the matters referred to in paragraph (a) above at any meeting of the stockholders of the Company, however called, or in connection with any action by written consent by the stockholders of the Company. Stockholder acknowledges and agrees that such proxy, if and when given, shall be coupled with an interest, shall constitute, among other things, an inducement for Purchaser to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 14 hereof) and that no subsequent proxies with respect to the Stockholder Shares shall be given (and if given shall not be effective).

         2. Covenants. (a) From and after the date of this Agreement, Stockholder agrees not to (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of more than 1% of the Stockholder Shares; (ii) grant any proxies with respect to any Stockholder Shares, deposit any such Stockholder Shares into a voting trust or enter into a voting or option agreement with respect to any of such Stockholder Shares; (iii) directly or indirectly, solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal or, except solely in his capacity as a director of the Company if permitted by the proviso contained in Section 6.2 of the Merger Agreement, engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to an Acquisition Proposal; or
(iv) take any action which would make any representation or warranty of Stockholder herein untrue or incorrect or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act of 1934, as amended (the "Exchange Act").

         (b) Stockholder agrees to execute and deliver to the Company or to Purchaser an "affiliates letter," dated the date hereof, substantially in the form attached as Exhibit C-1 of the Merger Agreement.






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         3. Representations and Warranties of Stockholder. Stockholder
represents and warrants to Purchaser that:

         (a) Capacity; No Violations. Stockholder has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder, and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms; and such execution and delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any contract, commitment or other obligation to which Stockholder is a party or by which Stockholder is bound; (ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to Stockholder or the Stockholder Shares; or (iii) result in the creation of, or impose any obligation on Stockholder to create, any Lien upon the Stockholder Shares. In this Agreement, "Lien" shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

         (b) Stockholder Shares. As of the date of this Agreement, Stockholder is the record holder of, and has good and valid title to, the Stockholder Shares free and clear of all Liens. Other than the Shares held by Stockholder in a fiduciary capacity or as a general partner, the Stockholder Shares are the only shares of any class of capital stock of the Company which Stockholder has the right, power or authority (sole or shared) to sell or vote, and, other than the options on Shares held by Stockholder as of the date hereof, Stockholder does not have any right to acquire, nor is it the beneficial owner of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company. There are no options or rights to acquire or other contracts (including proxies, voting trusts or voting agreements) relating to the Stockholder Shares to which Stockholder is a party.

         4. Adjustments; Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Shares on, of or affecting the Stockholder Shares, or (ii) Stockholder shall become the beneficial owner of any additional Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, then the terms of this Agreement shall apply to the Shares held by Stockholder immediately following the effectiveness of the events described in clause (i) or Stockholder becoming the beneficial owner of the Shares or other securities, as described in clause (ii), as though they were Stockholder Shares hereunder; provided that any Shares acquired by Stockholder as described in clause (ii) and not held of record by Stockholder shall be subject only to Section 1 hereof.





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         5. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

         6. Specific Performance. Stockholder acknowledges and agrees that if it fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Purchaser for which money damages would not be an adequate remedy. In such event, Stockholder agrees that Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, Stockholder hereby waives the claim or defense that Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         7. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

       If to the Purchaser:
       --------------------

       United HealthCare Corporation
       9900 Bren Road East
       Minnetonka, MN 55343
       Attention: David J. Lubben, General Counsel and Secretary
       Fax:  (612) 936-0044

       With a copy to:
       ---------------

       Sullivan & Cromwell
       125 Broad Street
       New York, New York 10004
       Attention:  James C. Morphy
       Fax:  (212) 558-3588




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        If to Stockholder:
        ------------------

        David A. Jones
        c/o Humana Inc.
        The Humana Building
        500 West Main Street
        P.O. Box 1438
        Louisville, KY  40201-1438
        Telecopy:  (502) 580-3698

        With a copy to:
        ---------------

        Humana Inc.
        The Humana Building
        500 West Main Street
        P.O. Box 1438
        Louisville, KY  40201-1438
        Attn:  Arthur P. Hipwell, Senior Vice President and General Counsel
        Telecopy:  (502) 580-3615

        With a copy to:
        ---------------

        Fried, Frank, Harris, Shriver & Jacobson
        One New York Plaza
        New York, NY 10004
        Attn: Jeffrey Bagner, Esq.
        Telecopy: (212) 859-4000


         8. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Stockholder or their successors or assigns, any rights or remedies under or by reason of this Agreement.

         9. Entire Agreement; Amendments. This Agreement contains the entire agreement between Stockholder and Purchaser with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing




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signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

         10. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Purchaser may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries (including Merger Sub), but no such transfer shall relieve Purchaser of its obligations hereunder if such transferee does not perform such obligations.

         11. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

         14. Termination. This Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) on the date the Merger Agreement is terminated pursuant to the terms thereof.






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         IN WITNESS WHEREOF, Purchaser and Stockholder have caused this
Agreement to be duly executed and delivered on the day and year first above written.



                                   UNITED HEALTHCARE CORPORATION


                                   By: /s/ William W. McGuire
                                      ---------------------------------------
                                   Name:  William W. McGuire
                                   Title: President & CEO



                                   DAVID A. JONES



                                   By:  /s/ David A. Jones
                                      ---------------------------------------






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                                                                       EXHIBIT A

                                IRREVOCABLE PROXY


                  In order to secure the performance of the duties of the undersigned pursuant to the Stockholder Voting Agreement, dated as of _____, 1998 (the "Voting Agreement") between the undersigned and [Parent], a Minnesota corporation ("Purchaser"), a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints ___________________ _________________and __________________________________ and
__________________________, and each of the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, to vote or, if applicable, to give written consent, in such manner as each such attorney, agent and proxy or his substitute shall in his sole discretion deem proper to record such vote (or consent) in the manner set forth in Section 1 of the Voting Agreement with respect to all shares of Common Stock, par value $0.16-2/3 per share (the "Shares"), of Humana Inc., a Delaware corporation (the "Company"), which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or to an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 14 of the Voting Agreement), including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned. This Proxy shall terminate upon the Termination Date (as defined in the Voting Agreement). This Proxy has been executed in accordance with Section 212 of the Delaware General Corporation Law.



Dated:  _________________                             ________________________
                                                               [Name]




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